Exhibit 5.1

Laura Berezin

T: +1 650 843-5128

lberezin@cooley.com

October 12, 2021

Bicycle Therapeutics plc
B900, Babraham Research Campus
Cambridge, United Kingdom
CB22 3AT

Ladies and Gentlemen :

We have acted as special U.S. counsel to Bicycle Therapeutics plc, a public limited company incorporated under the laws of England and Wales (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a base prospectus (the “Base Prospectus”), which forms part of the Registration Statement and provides that it may be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, as amended from time to time, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), provides for the registration by the Company of:

•	ordinary shares of nominal value £0.01 per share (“Ordinary Shares”), including Ordinary Shares represented by American Depositary Shares (“ADSs”);

•	preference shares, in one or more classes (“Preference Shares” and, together with Ordinary Shares and ADSs, the “Shares”);

•	senior or subordinated debt securities, in one or more series (“Debt Securities”), which may be issued pursuant to a senior indenture or a subordinated indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.3 or Exhibit 4.4, respectively, to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”);

•	warrants to purchase Shares or Debt Securities (“Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the forms filed as Exhibits 4.6, 4.7 and 4.8 to the Registration Statement (the “Warrant Agreement”);

•	rights to purchase Shares, Debt Securities or Warrants (“Rights”), which may be issued under rights agreements, to be dated on or about the date of the first issuance of the applicable Rights thereunder, by and between a rights agent to be selected by the Company (the “Rights Agent”) and the Company, in the form to be incorporated by reference as an exhibit to the Registration Statement (the “Rights Agreement”); and

•	units consisting of any combination of Shares, Debt Securities, Warrants, and/or Rights, in one or more series (“Units”), which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between a unit agent to be selected by the Company (the “Unit Agent”) and the Company, in the form to be incorporated by reference as an exhibit to the Registration Statement (the “Unit Agreement”).

3175 Hanover Street palo alto, CA 94304

T: (650) 843-5000 F: (650) 849-7400 www.cooley.com

Bicycle Therapeutics plc

October 12, 2021

Page Two

The Ordinary Shares, the ADSs, the Preference Shares, the Debt Securities, the Warrants, the Rights, and the Units are collectively referred to herein as the “Securities”. The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer or officers of the Company and have not independently verified such matters.

In rendering this opinion, we have assumed the legal capacity of all natural persons; the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of each document where authorization, execution and delivery are prerequisites to the effectiveness of such document.

We are not hereby rendering any opinion with respect to any Ordinary Shares issuable upon the conversion or exercise, as applicable, of any Debt Securities, any Warrants, any Rights or any Securities that are the components of Units. We have assumed that any Debt Securities, any Warrants, any Rights or any Units offered under the Registration Statement and the related Indenture, Warrant Agreement, Rights Agreement or Unit Agreement, as applicable, will be executed in the forms filed, or to be incorporated by reference, as exhibits to the Registration Statement. We have also assumed that (i) the Company is validly existing under the laws of England and Wales, has the corporate power to enter into and perform its obligations under any Debt Securities, any Indenture, any Warrants, any Rights and any Units in accordance with their respective terms, (ii) upon issuance, the Company will have duly authorized, executed and delivered any Debt Securities, any Indenture, any Warrants, any Rights and any Units in accordance with its organizational documents and the laws of England and Wales, (iii) any Ordinary Shares issued upon conversion of any Debt Securities, exercise of any Warrants or Rights or are components of any Units will be duly authorized, validly issued, fully paid and non-assessable, and (iv) the execution, delivery and performance by the Company of its obligations any Debt Securities, any Indenture, any Warrants, any Rights or any Units will not violate the laws of England and Wales or any other applicable laws (excepting from such assumption the laws of the State of New York). We have also assumed that with respect to any Debt Securities issuable upon the exercise of any Warrants or Rights (including as components of Units), the applicable Warrants or Rights will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief including, without limitation, specific performance.

Our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any particular jurisdiction, are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

3175 Hanover Street palo alto, CA 94304

T: (650) 843-5000 F: (650) 849-7400 www.cooley.com

Bicycle Therapeutics plc

October 12, 2021

Page Three

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.            With respect to any series of Debt Securities issued under the Indenture and offered under the Registration Statement, provided that: (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee; (iv) the terms of the Debt Securities and their issuance and sale, including as to any Shares to be issued on conversion thereof, have been duly authorized by the Company by all necessary corporate action and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Company’s then operative articles of association (the “Articles of Association”), and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants or Rights in accordance with their terms, will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

2.            With respect to the Warrants issued under the Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Warrants, including as to any Shares or Debt Securities to be issued on the exercise thereof, have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Association, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

3175 Hanover Street palo alto, CA 94304

T: (650) 843-5000 F: (650) 849-7400 www.cooley.com

Bicycle Therapeutics plc

October 12, 2021

Page Four

3.            With respect to the Rights issued under the Rights Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Rights Agreement has been duly authorized by the Company and the Rights Agent by all necessary corporate action; (iii) the Rights Agreement has been duly executed and delivered by the Company and the Rights Agent; (iv) the issuance and terms of the Rights, including as to any Shares, Debt Securities or Warrants to be issued on the exercise thereof, have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Rights and of their issuance and sale have been duly established in conformity with the Rights Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Association, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Rights have been duly executed and delivered by the Company and authenticated by the Rights Agent pursuant to the Rights Agreement and delivered against payment therefor, then the Rights, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the Rights Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

4.            With respect to the Units issued under the Unit Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Unit Agreement has been duly authorized by the Company and the Unit Agent by all necessary corporate action; (iii) the Unit Agreement has been duly executed and delivered by the Company and the Unit Agent; (iv) the issuance and terms of the Units, including as to any Shares, Debt Securities, Warrants or Rights that are components of such Units, have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Units, including as to any Shares, Debt Securities, Warrants or Rights that are components of such Units, and of their issuance and sale have been duly established in conformity with the Unit Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Association, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Units, including as to any Shares, Debt Securities, Warrants or Rights that are components of such Units, have been duly executed and delivered by the Company and authenticated by the Unit Agent pursuant to the Unit Agreement and delivered against payment therefor, then the Units, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus.

3175 Hanover Street palo alto, CA 94304

T: (650) 843-5000 F: (650) 849-7400 www.cooley.com

Bicycle Therapeutics plc

October 12, 2021

Page Five

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Very truly yours,

Cooley LLP

By:	/s/ Laura A. Berezin
Laura A. Berezin

3175 Hanover Street palo alto, CA 94304

T: (650) 843-5000 F: (650) 849-7400 www.cooley.com